                      EXHIBIT 4.16: Form Series B Warrant


   [LANGUAGE IN BRACKETS IS CONTAINED IN SOME, BUT NOT ALL, OF THE WARRANTS]

NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES ACT, AND NEITHER THIS WARRANT NOR THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT CAN BE SOLD OR TRANSFERRED EXCEPT PURSUANT TO THE REGISTRATION PROVISIONS OF SUCH ACTS OR AN EXEMPTION THEREFROM.

THIS WARRANT AND THE SHARES OF COMMON STOCK ISSUABLE UPON EXERCISE OF THIS WARRANT ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER CONTAINED IN A CERTAIN _______________ AGREEMENT BY AND AMONG THE COMPANY AND THE PURCHASER HEREOF, A COPY OF WHICH IS AVAILABLE AT THE PRINCIPAL OFFICES OF THE COMPANY.

THIS WARRANT CERTIFICATE IS ISSUED PURSUANT TO SECTION ______ OF THE ___________ AGREEMENT BETWEEN __________ AND THE COMPANY DATED
_________________ IN SUBSTITUTION FOR _____ WARRANTS TO PURCHASE SHARES OF BTC COMMON STOCK FOR $____ PER SHARE.


                                                                 ______ Warrants

                           VOID AFTER _______________


                         BROOKS FIBER PROPERTIES, INC.

                              WARRANT CERTIFICATE


         THIS CERTIFIES THAT for value received ____________ or registered assigns, is the owner of the number of Warrants set forth above, each of which entitles the owner thereof to purchase at any time prior to 4:00 P.M. (St. Louis time) on ___________, at the principal executive offices of Brooks Fiber Properties, Inc., a Delaware corporation (the "Company"), one fully paid and nonassessable share of the Voting Common Stock, $.01 par value ("Common Stock") of the Company at the purchase price of $____ per share ("Purchase Price") upon presentation and surrender of this Warrant Certificate with the Form of Election to Purchase attached hereto duly executed [, together with payment to the Company of the Purchase Price.]. Payment may be made either in cash, or, at the option of the holder of this Warrant, in shares of Common Stock having a Market Price on date of exercise equal to the aggregate Purchase Price of the shares of Common Stock being purchased upon exercise hereof. The Warrants evidenced by this Warrant Certificate may be exercised in whole but not in part. No fractional shares of Common Stock will be issued upon exercise of the Warrants evidenced hereby. [As soon as practicable after exercise of this Warrant (but in any event within five business days thereafter) the Company shall deliver to the Person of Persons specified in the Election to Purchase a certificate or certificates representing the number of shares of Common Stock issuable upon exercise of this Warrant in such name or names and such denomination or denominations as the holder of this Warrant shall specify in the Election to Purchase.]

         The number of Warrants evidenced by this Warrant Certificate (and the number of shares of Common Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of January 2, 1996, based on the shares of Common Stock of the Company as constituted at such date. In order to prevent dilution of the exercise rights granted under this Warrant, the Purchase Price shall be subject to adjustment from time to time as follows:

             (i) If and whenever on or after the original date of issuance of this Warrant, the Company issues or sells, or in accordance with subparagraphs
(A) or (B) of paragraph (ii) below is deemed to have issued or sold, any shares of its Common Stock for a consideration per share less than $12.50 per share, then forthwith upon such issue or sale the Purchase Price shall be reduced to the Purchase Price determined by dividing (A) the sum of (I) the product derived by multiplying the Purchase Price in effect immediately prior to such issue or sale times the number of shares of Common Stock Deemed Outstanding immediately prior to such issue or sale, plus (II) the consideration, if any, received by the Company upon such issue or sale, by (B) the number of shares of Common Stock Deemed Outstanding immediately after such issue or sale; provided that there shall be no adjustment in the Purchase Price as a result of any issuance or sale (or deemed issuance or sale) of (1) up to an aggregate of 4,220,320 shares of Common Stock to employees of the Company and its Subsidiaries pursuant to stock option plans and stock ownership plans approved by the Company's board of directors, (2) 16,517,980 shares of Common Stock issuable upon conversion of shares of Preferred Stock outstanding on the date hereof, (3) 192,340 shares of Common Stock issuable pursuant to 9,617 Series A-2 Preferred Stock Purchase Warrants outstanding on the date hereof, (4) 1,631,940 shares of Common Stock issuable pursuant to 81,597 Series A-1 Preferred Stock Purchase Warrants issuable pursuant to the Merger Agreement and
(5) 814,520 shares of Common Stock issuable pursuant to Common Stock Purchase Warrants issuable pursuant to the Merger Agreement (as such number of shares in clauses (1) through (5) and such price of $12.50 per share may be proportionately adjusted for subsequent stock splits, combinations and dividends affecting the Common Stock). Whenever the Purchase Price is adjusted, the holder of this Warrant shall thereafter be entitled to purchase at the new Purchase Price the number of shares of Common Stock obtained by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the new Purchase Price. As used herein, the term "Common Stock Deemed Outstanding" means, at any given time, the number of shares of Common Stock actually outstanding at such time, plus the number of shares of Common Stock deemed to be outstanding pursuant to subparagraphs (A) and (B) of paragraph (ii) below.

             (ii) For purposes of determining the adjusted Purchase Price, the following shall be applicable:

                 (A) Issuance of Rights or Options. If [and whenever on or after the original date of issuance of this Warrant] the Company in any manner grants any rights or options to subscribe for or to purchase Common Stock or any stock or other securities convertible into or exchangeable for Common Stock (such rights or options being herein called "Options" and such convertible or exchangeable stock or securities being herein called "Convertible Securities") and the price per share for which Common Stock is issuable upon the exercise of such Options or upon conversion or exchange of such Convertible Securities is less than $12.50 per share, then the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total maximum amount of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the granting of such Options for such price per share. For purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (I) the total amount, if any, received or receivable by the Company as consideration for the granting of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon exercise of all such Options, plus in the case of such Options which relate to Convertible Securities, the minimum aggregate amount of additional consideration if any, payable to the Company upon the issuance or sale of such Convertible Securities and the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options. No further adjustment of the Purchase Price shall be made when Convertible Securities are actually issued upon the exercise of such Options or when Common Stock is actually issued upon the exercise of such Options or the conversion or exchange of such Convertible Securities.

                 (B) Issuance of Convertible Securities. If [and whenever on or after the original date of issuance of this Warrant] the Company in any manner issues or sells any Convertible Securities and the price per share for which Common Stock is issuable upon such conversion or exchange of such Convertible Securities is less than $12.50 per share, then the maximum number of shares of Common Stock issuable upon conversion or exchange of such Convertible Securities shall be deemed to be outstanding and to have been issued and sold by the Company at the time of the issuance or sale of such Convertible Securities for such price per share. For the purposes of this paragraph, the "price per share for which Common Stock is issuable" shall be determined by dividing (I) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (II) the total maximum number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities. No further adjustment of the Purchase Price shall be made when Common Stock is actually issued upon the conversion or exchange of such Convertible Securities, and if any such issue or sale of such Convertible Securities is made upon exercise of any Options for which adjustments of the Purchase Price had been or are to be made pursuant to other provisions hereof, no further adjustment of the Purchase Price shall be made by reason of such issue or sale.

                 (C) Change in Option Price or Conversion Rate. If the exercise price provided for in any Options, the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities, or the rate at which any Convertible Securities are convertible into or exchangeable for Common Stock change at any time, the Purchase Price in effect at the time of such change shall be readjusted to the Purchase Price which would have been in effect at such time had such Options or Convertible Securities provided for such changed exercise price, additional consideration or changed conversion rate, as the case may be, at the time initially granted, issued or sold; provided that if such adjustment would result in an increase of the Purchase Price then in effect, such adjustment shall not be effective until 30 days after written notice thereof has been given by the Company to the holder of this Warrant.

                 (D) Treatment of Expired Options and Unexercised Convertible Securities. Upon the expiration of any Option or the termination of any right to convert or exchange any Convertible Security without the exercise of any such Option or right, the Purchase Price then in effect hereunder shall be adjusted to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Security, to the extent outstanding immediately prior to such expiration or termination, never been issued; provided that if such expiration or termination would result in an increase in the Purchase Price then in effect, such increase shall not be effective until 30 days after written notice thereof has been given to the holder of this Warrant.

                 (E) Calculation of Consideration Received. If any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Company therefor. In case any Common Stock, Options or Convertible Securities are issued or sold or deemed to have been issued or sold for consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration, except where such consideration consists of securities, in which case the amount of consideration received by the Company shall be the Market Price thereof as of the date of receipt. If any Common Stock, Options or Convertible Securities are issued to the owners of the non-surviving entity in connection with any merger in which the Company is the surviving corporation, the amount of consideration therefor shall be deemed to be the fair value of such portion of the net assets and business of the nonsurviving entity as is attributable to such Common Stock, Options or Convertible Securities, as the case may be. The fair value of any consideration other than cash and securities shall be determined by a majority of the Company's board of
directors (including two-thirds of its Outside Directors).   As used herein,
the term "Market Price" of any security means the average of the closing sales prices of such security on all securities exchanges on which such security may at the time be listed, or, if there has been no sale on any such exchange on any day, the average of the highest bid and lowest asked prices on all such exchanges at the end of such day, or, if on any day such security is not so listed, the average of the representative bid and asked prices quoted in the NASDAQ System as of 4:00 P.M., New York time, or, if on any day such security is not quoted in the NASDAQ System, the average of the highest bid and lowest asked prices on such day in the domestic over-the-counter market as reported by the National Quotation Bureau, Incorporated, or any similar successor organization, in each such case averaged over a period of 21 days consisting of the day as of which "Market Price" is being determined and the 20 consecutive business days prior to such day. If at any time such security is not listed on any securities exchange or quoted in the NASDAQ System or the over-the-counter market, the "Market Price" shall be the fair value thereof determined jointly by [the Board of Directors of] the Company and the holder of this Warrant. If such parties are unable to reach agreement within a reasonable period of time, such fair value shall be determined by an independent appraiser experienced in valuing securities jointly selected by the Company and the holder of this Warrant. The determination of such appraiser shall be final and binding upon the parties, and the Company shall pay the fees and expenses of such appraiser.

                 (F) Integrated Transactions. In case any Option is issued in connection with the issue or sale of other securities of the Company, together comprising one integrated transaction in which no specific consideration is allocated to such Option by the parties thereto, the Option shall be deemed to have been issued for a consideration of $.01.

                 (G) Treasury Shares. The number of shares of Common Stock outstanding at any given time does not include shares owned or held by or for the account of the Company or any Subsidiary of the Company, and the disposition of any shares so owned or held shall be considered an issue or sale of Common Stock.

                 (H) Record Date. If the Company takes a record of the holders of Common Stock for the purpose of entitling them (a) to receive a dividend or other distribution payable in Common Stock, Options or Convertible Securities or (b) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or upon the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be.

                 (I) Subdivision or Combination of Common Stock. If the Company at any time subdivides (by any stock split, stock dividend, recapitalization or otherwise) its outstanding shares of Common Stock into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision, and the price of $12.50 per share in clauses (A) and (B) above, shall be proportionately reduced, and if the Company at any time combines (by reverse stock split or otherwise) its outstanding shares of Common Stock into a smaller number of shares, the Purchase Price in effect immediately prior to such combination, and the price of $12.50 per share in clauses (A) and
(B) above, shall be proportionately increased.

                 (J) Reorganization, Reclassification, Consolidation, Merger or Sale. Any reorganization, reclassification, consolidation, merger, sale of all or substantially all of the Company's assets to another Person or other transaction which is affected in such a manner that holders of Common Stock are entitled to receive (either directly or upon subsequent liquidation) stock, securities or assets with respect to or in exchange for Common Stock is referred to herein as an "Organic Change". Prior to the consummation of any Organic Change, the Company shall make appropriate provision to insure that the holder of this Warrant shall thereafter have the right to acquire and receive, in lieu of or in addition to (as the case may be) the shares of Common Stock immediately theretofore acquirable and receivable upon the exercise of this Warrant, such shares of stock, securities or assets as such holder would have received in connection with such Organic Change if the holder of this Warrant had exercised this Warrant immediately prior to such Organic Change. In each such case, the Company shall also make appropriate provision to insure that the adjustment provisions of this Warrant shall thereafter continue to apply (including, in the case of any such consolidation, merger or sale in which the successor entity or purchasing entity is other than the Company, an immediate adjustment of the Purchase Price to the value for the Common Stock reflected by the terms of such consolidation, merger or sale, and a corresponding immediate adjustment in the number of shares of

Common Stock acquirable and receivable upon exercise of this Warrant, if the value so reflected is less than the Purchase Price in effect immediately prior to such consolidation, merger or sale). The Company shall not effect any consolidation, merger or sale, unless prior to the consummation thereof, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets assumes by written instrument the obligation to deliver to the holder of this Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to acquire.

                 (K) Certain Events. If any event occurs of the type contemplated by the adjustment provisions of this Warrant but not expressly provided for by such provisions (including, without limitation, the granting of stock appreciation rights, phantom stock rights or other rights with equity features), then the Company's board of directors shall make an appropriate adjustment in the Purchase Price so as to protect the rights of the holder of this Warrant; provided that no such adjustment shall increase the Purchase Price as otherwise determined pursuant hereto or decrease the number of shares of Common Stock issuable upon exercise of this Warrant.

                 (L) Notices. Immediately upon any adjustment of the Purchase Price, the Company shall give written notice thereof to the holder of this Warrant, setting forth in reasonable detail and certifying the calculation of such adjustment. The Company shall also give written notice to the holder of this Warrant at least 20 days prior to the date on which the Company closes its books or takes a record (I) with respect to any dividend or distribution upon the Common Stock, (II) with respect to any pro rata subscription offer to holders of the Common Stock or (III) for determining rights to vote with respect to any Organic Change, dissolution or liquidation, and the date on which any Organic Change shall take place.

                 (M) Purchase Rights. If at any time the Company grants, issues or sells any Options, Convertible Securities or rights to purchase stock, warrants, securities or other property (the "Purchase Rights") pro rata to each record holder of the Common Stock, in its capacity as such record holder, then the holder of this Warrant shall thereafter be entitled to acquire, in addition to the shares of Common Stock acquirable and receivable upon exercise of this Warrant, and upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which such holder could have acquired if such holder had held the number of shares of Common Stock acquirable upon exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights, or, if no such record is taken, the date as of which the record holders of Common Stock are to be determined for the grant, issue or sale of such Purchase Rights.

         The Company covenants that it will at all times reserve and keep available out of its authorized Common Stock, solely for the purpose of issuance upon exercise of this Warrant, such number of shares of Common Stock as shall from time to time be issuable upon the exercise of this Warrant; and if at any time the number of authorized but unissued and issued but not outstanding shares of the Common Stock, on a fully diluted basis, shall not be sufficient to effect the exercise of this Warrant at the Purchase Price then in effect, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued or issued but not outstanding shares of the Common Stock to such number of shares as shall be sufficient for such purpose. The Company covenants that all shares of Common Stock which shall be so issuable, when issued upon conversion of this Warrant, shall be duly and validly issued, fully-paid and non-assessable.

         [Upon receipt of evidence reasonably satisfactory to the Company (an affidavit of the original registered holder of this Warrant shall be satisfactory) of the ownership and the loss, theft, destruction or mutilation of this Warrant certificate, and, in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company (the agreement of indemnity of the original registered holder of this Warrant shall be satisfactory), or, in the case of any such mutilation, upon surrender of the mutilated Warrant certificate, the Company (at its expense) shall execute and deliver in lieu of this Warrant certificate a new Warrant certificate of like kind representing the same number of Warrants represented by the lost, stolen, destroyed or mutilated Warrant certificate and dated the date thereof.]

         The issuance of certificates for shares of the Common Stock upon the exercise of this Warrant shall be made without charge to the holder hereof for any issuance tax in respect of the issuance of such certificates or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock.

         No holder of this Warrant Certificate shall be entitled to vote or receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon the holder hereof, as such, any of the rights of a shareholder of the Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof, or to give or withhold consent to any corporate action (whether upon any recapitalization, issue of stock, reclassification of stock, change of par value, consolidation, merger, conveyance, or otherwise), or except as provided above, to receive notice of meetings, or to receive dividends of subscription rights or otherwise, until the Warrant or Warrants evidenced by this Warrant Certificate shall have been exercised.

         Every holder of this Warrant Certificate by accepting the same consents and agrees with the Company that:

             (a) The Warrant Certificates are transferable only on the registry books of the Company if surrendered at the principal office of the Company or its transfer agent, duly endorsed, or accompanied by a proper instrument of transfer; and

             (b) The Company may deem and treat the person in whose name the Warrant Certificate is registered as the absolute owner thereof and of the Warrants evidenced thereby (notwithstanding any notations of ownership or writing on the Warrant Certificates made by anyone other than the Company) for all purposes whatsoever, and the Company shall not be affected by any notice to the contrary.

         All notices, demands and other communications provided for hereunder shall be in writing and shall be deemed to have been given when delivered personally to the recipient, one Business Day after being sent to the recipient by reputable express courier service (charges prepaid) or three Business Days after being mailed to the recipient by certified or registered mail, return receipt requested and postage prepaid. Such notices, demands and other communications shall be delivered or sent (i) to the Company at its principal executive offices and (ii) to the holder of this Warrant at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this Warrant upon written notice to the Company).

         THIS WARRANT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE SUBSTANTIVE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO ITS CONFLICTS OF LAWS PRINCIPLES.

         Any legal action or proceeding with respect to this Warrant may be brought in the courts of the City of St. Louis, State of Missouri, or of the United States of America for the Eastern District of Missouri in St. Louis, Missouri, and, by execution and issuance or acceptance of this Warrant, the Company and the holder of this Warrant hereby accepts for itself and in respect of its property, generally and unconditionally, the jurisdiction of the aforesaid courts. The Company and the holder of this Warrant further irrevocably consents to the service of process out of any of the aforementioned courts in any action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Company at its principal executive offices and to the holder of this Warrant at its address as it appears on the Company's records (or such other address as may be indicated by the holder of this Warrant upon written notice to the Company), such service to become effective seven days after such mailing. Nothing herein shall affect the right of the Company or the holder of this Warrant to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed in any other jurisdiction. The Company and the holder of this Warrant further hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Warrant brought in the courts referred to above and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         This Warrant is issued pursuant to the terms of a __________ Agreement, dated as of ______________ (the "Purchase Agreement"), between BTC and the holder of this Warrant, and the [holder/Purchaser] of this Warrant is entitled to the benefits thereof. Initially capitalized terms which are not otherwise defined herein are used herein as defined in the Purchase Agreement.

         IN WITNESS WHEREOF, the Company has caused this Warrant to be executed and issued by its duly authorized officer as of ________________.

                          BROOKS FIBER PROPERTIES, INC.


                          By:_______________________________________________
                              James C. Allen
                              Vice Chairman and Chief Executive Officer
ATTEST:


_____________________________________
John P. Denneen, Secretary

                          FORM OF ELECTION TO PURCHASE


     (TO BE EXECUTED IF HOLDER DESIRES TO EXERCISE THE WARRANT CERTIFICATE.)



To Brooks Fiber Properties, Inc.:

         The undersigned hereby irrevocably elects to exercise the 55,540 Warrants represented by this Warrant Certificate to purchase the shares of Common Stock issuable upon the exercise of such Warrants and requests that certificates for such shares be issued in the name of:

Please insert social security
or other identifying number


________________________________________________________________________________
                         (Please print name and address)


Dated:   __________________, 19______

                              __________________________________________________
                              Signature

                              (SIGNATURE MUST CONFORM IN ALL RESPECTS TO NAME OF HOLDER AS SPECIFIED ON THE FACE OF THIS WARRANT CERTIFICATE)

                               FORM OF ASSIGNMENT

         (TO BE EXECUTED BY THE REGISTERED HOLDER IF SUCH HOLDER DESIRES TO
                      TRANSFER THE WARRANT CERTIFICATE.)


FOR VALUE RECEIVED ___________________________________________________________
hereby sells, assigns and transfers unto   ___________________________________
this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ___________________________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.

Dated:  ____________________, 19_____


                              __________________________________________________
                              Signature

                              (SIGNATURE MUST CORRESPOND IN ALL RESPECTS TO THE NAME OF HOLDER AS SPECIFIED ON THE FACE OF THIS WARRANT CERTIFICATE).